SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 24, 2007

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(215) 299-6000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01.	Other Events.

FMC Corporation announced today that its Board of Directors authorized the repurchase of up to $250 million of the Company’s common stock. The Company’s Board also announced its plan to increase quarterly dividends by 17 percent, from $0.18 to $0.21 per quarter, commencing with the next quarterly dividend, expected to be paid in July 2007.

The new $250 million share repurchase program replaces the $150 million program authorized in February 2006 under which approximately 1.7 million shares have been repurchased at a cost of $110 million, including $20 million of repurchases in the quarter ended March 31, 2007. Although the share repurchase program does not include a specific timetable or price targets and may be suspended or terminated at any time, the Company expects that the program will be accomplished over the next two years.

A copy of the press release announcing these events is filed as Exhibit 99.1 to this Form 8-K

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated April 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION

By:	/s/ Thomas C. Deas, Jr.
Thomas C. Deas, Jr.
Vice President and Treasurer

Date: April 24, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 24, 2007